                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) February 28, 2002
                                                 -----------------

                                      UICI
             (Exact name of registrant as specified in its charter)


          Delaware                        0-14320             75-2044750
---------------------------------    -----------------    -------------------
  (State or other jurisdiction       (Commission File       (IRS Employer
of incorporation or organization)         Number)         Identification No.)

  4001 McEwen Drive, Suite 200, Dallas, Texas                   75244
  -------------------------------------------             -------------------
   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
                                                     --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

              On February 28, 2002, UICI completed the acquisition of STAR Human Resources Group, Inc. and STAR Administrative Services, Inc. (collectively "STAR"), a Phoenix, Arizona-based business specializing in the marketing and administration of limited benefit plans for entry level, high turnover, hourly employees. STAR currently serves over 550 corporate clients, including 28 employers included among Fortune 500 companies, and the STAR program currently provides affordable healthcare coverage to approximately 180,000 hourly employees throughout the United States.

              Effective March 1, 2002, health insurance policies offered under the STAR program will be issued by The MEGA Life and Health Insurance Company, a wholly-owned subsidiary of UICI, and Timothy L. Cook, the former Executive Vice President of STAR, will become the President of MEGA's newly created STAR Division.

              UICI acquired STAR for an initial cash purchase price of $25.0 million, plus additional contingent consideration based on the future performance of STAR over the period ending May 31, 2003. The contingent consideration will be in an amount not to exceed $15.0 million and will be payable by delivery of UICI's 6.0% convertible subordinated notes due March 1, 2012. UICI currently believes that the operations of its newly created STAR Division will be moderately accretive ($0.03 - $0.04 per fully diluted share) to UICI's 2002 earnings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. Recently, large physician practice management companies


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have experienced extreme financial difficulties, including bankruptcy, which may subject the Company to increased credit risk related to provider groups and cause the Company to incur duplicative claims expense. In addition, the Company faces competitive pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

The Company's Academic Management Services Corp. business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
     AND EXHIBITS

Exhibit 99.1 Press release distributed on March 4, 2002 announcing completion of acquisition of STAR Human Resources Inc. and STAR Administrative Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                UICI
                                                     --------------------------
                                                     (Registrant)

Date   March 4, 2002                        By  /s/ Matthew R. Cassell
     -----------------                        ---------------------------------
                                                      Matthew R. Cassell
                                                      Vice President and Chief
                                                      Financial Officer



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
  99.1               Press release distributed on March 4, 2002 announcing
                     completion of acquisition of STAR Human Resources Inc. and
                     STAR Administrative Services, Inc.